Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of May 20, 2021, by and among Larimar Therapeutics, Inc., a Delaware corporation, with headquarters located at Three Bala Plaza East, Suite 506, Bala Cynwyd, PA 19004 (the “Company”), and the investors listed on the Schedule of Investors attached hereto (individually, an “Investor” and collectively, the “Investors”).

RECITALS:

WHEREAS, the Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”);

WHEREAS, each Investor, severally, and not jointly, wishes to purchase from the Company, and the Company wishes to sell to each Investor, upon the terms and conditions stated in this Agreement, the number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) set forth opposite such Investor’s name under the heading “Shares” on the Schedule of Investors (the “Shares”) and/or a pre-funded warrant (each, a “Pre-Funded Warrant”) to purchase the number of shares of Common Stock at a purchase price of $0.01 per share as set forth opposite such Investor’s name on the Schedule of Investors under the heading “Warrant Shares” (the “Warrant Shares”, and together with the Pre-Funded Warrants and Shares, the “Securities”) (which aggregate Purchase Price for all Investors together shall be $[•]); and

WHEREAS, contemporaneously with the execution and delivery of this Agreement, (i) the parties hereto, other than the Deerfield Funds (as defined below), are executing and delivering a Registration Rights Agreement, in the form attached as Exhibit A-1 (the “Investor Registration Rights Agreement”), and (ii) the Deerfield Funds and the Company are executing and delivering an Amended and Restated Registration Rights Agreement, substantially in the form attached as Exhibit A-2 (as the same may be amended, restated, modified or supplemented and in effect from time to time, the “Deerfield Registration Rights Agreement”), in each case, pursuant to which the Company has agreed to provide certain registration rights in respect of the Securities under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINED TERMS

Section 1.01. Definitions. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

“Affiliate” means, with respect to any Person, another Person that, (i) is a director, officer, manager, managing member, general partner or five percent (5%) or greater owner of equity interests in such Person, or (ii) directly or indirectly, (1) has a common ownership with that Person, (2) controls that Person, (3) is controlled by that Person or (4) shares common control with that Person. Notwithstanding the foregoing, for purposes of Section 4.12 of this Agreement, neither the Company, nor any of its subsidiaries, officers or directors, shall be deemed an “Affiliate” of any of the Deerfield Funds.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §9601 et seq., as amended.

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company.

“Control” or “controls” means that a Person or entity has the power, directly or indirectly, to conduct or govern the policies of another Person.

“Deerfield Funds” means Deerfield Private Design Fund III, L.P., Deerfield Private Design Fund IV, L.P., Deerfield Healthcare Innovations Fund, L.P. (collectively, the “Initial Deerfield Funds”) together with any Person to which any Initial Deerfield Fund transfers the rights of a Deerfield Fund hereunder (in whole or in part).

“DTC” means the Depository Trust Company.

“Environmental Laws” means all federal, state, local or foreign laws relating to any matter arising out of or relating to public health and safety, or pollution or protection of the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, threatened release, control or cleanup of any Hazardous Materials, including the CERCLA, the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. §6901, et seq., the Clean Air Act, 42 U.S.C. §7401, et seq., as amended, the Federal Water Pollution Control Act, 33 U.S.C. §1251, et seq., as amended, the Oil Pollution Act of 1990, 33 U.S.C. §2701, et seq., and the Toxic Substances Control Act, 15 U.S.C. §2601, et seq.

“Governmental Authority” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature, (b) federal, state, local, municipal, foreign or other government, (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, bureau, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any taxing authority) or (d) self-regulatory organization (including Nasdaq).

“Hazardous Materials” means any hazardous, toxic or dangerous substance, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

“Intellectual Property” means all intellectual property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, pursuant to the laws of any jurisdiction throughout the world, whether registered or unregistered, including any and all: (i) inventions (whether or not patentable, and whether or not reduced to practice), all improvements thereto, and all patents (including all reissuances, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications, and other patent rights and any other Governmental Authority-issued indicia of invention ownership (including inventor’s certificates, petty patents and patent utility models); (ii) trademarks, service marks, trade names, brand names, logos, trade dress, design rights and other similar designations of source, sponsorship, association or origin, together with all goodwill connected with the use of and symbolized by, and all registrations, registration applications and renewals in respect of, any of the foregoing; (iii) Internet domain names, whether or not trademarks or service marks, registered in any top-level domain by any authorized private registrar or Governmental Authority, web addresses, web pages, websites and related content, accounts with Twitter, Facebook and other social media companies and the content found thereon and related thereto, and URLs; (iv) works of authorship, expressions, designs and design registrations, whether or not copyrightable, including copyrights and moral rights, and all registrations, applications for registration and renewals with respect thereto; (v) trade secrets, discoveries, business and technical information, know-how, methodologies, strategies, processes, databases, data collections and other confidential or proprietary information and all rights therein; (vi) software and firmware, including data files, source code, object code, application programming interfaces, routines, algorithms, architecture, files, records, schematics, computerized databases and other related specifications and documentation; (vii) semiconductor chips and mask works; (viii) other intellectual property rights; and (ix) copies and tangible embodiments (in whatever form or medium) of the foregoing.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind with respect to such asset.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, financial condition, prospects or business of the Company and its Subsidiaries taken as a whole (on a consolidated basis), (ii) the legality or enforceability of any of the Transaction Documents or the Securities or (iii) the ability of the Company to perform its obligations under the Transaction Documents.

“Permitted Liens” means the individual and collective reference to the following: (A) Liens for Taxes, assessments and other governmental charges or levies not yet due or Liens for Taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP, and (B) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries, or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof or any other legal entity.

“Personal Information” means data and information concerning an identifiable natural person.

“Privacy Laws” means laws relating to privacy, security or collection and use of Personal Information.

“Real Property” means all the real property, facilities and fixtures that are owned or leased or, in the case of fixtures, otherwise possessed by the Company or any of its Subsidiaries.

“Real Property Lease” means each lease and other agreement with respect to which the Company or any of its Subsidiaries is a party or otherwise bound or affected with respect to the Real Property, except easements, rights of way, access agreements, surface damage agreements, surface use agreements or similar agreements that pertain to Real Property that is contained wholly within the boundaries of any leased Real Property.

“Registration Rights Agreement” means, with respect to each Deerfield Fund, the Deerfield Registration Rights Agreement and, with respect to each other Investor, the Investor Registration Rights Agreement.

“Sanctions Authority” means U.S. Governmental Authorities (including, but not limited to, the Office of Foreign Assets Control, the U.S. Department of State and the U.S. Department of Commerce), the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant Governmental Authority having oversight over applicable Sanctions laws.

“SEC” means the United States Securities and Exchange Commission.

“Subsidiary” means any Person in which the Company, directly or indirectly, owns more than fifty percent (50%) of the outstanding voting capital stock, equity or similar interests or voting power of such Person at the time of this Agreement or at any time hereafter, whether directly or through any other Subsidiary.

“Tax Returns” means all returns, declarations, reports, statements, schedules, notices, forms or other documents or information required to be filed in respect of the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of any legal requirement relating to any Tax.

“Taxes” means all taxes, charges, fees, levies or other like assessments, including United States federal, state, local, foreign and other net income, gross income, gross receipts, social security, estimated, sales, use, ad valorem, franchise, profits, net worth, alternative or add-on minimum, capital gains, license, withholding, payroll, employment, unemployment, social security, excise, property or transfer taxes.

“Trading Day” means a day on which the principal Trading Market is open for trading; provided, that in the event that the Common Stock is not listed or quoted for trading on a Trading Market on the date in question, then Trading Day shall mean a Business Day.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board, the OTCQB or the OTCQX (or any successors to any of the foregoing).

Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
1933 Act	Recitals
1934 Act	Section 3.06(a)
Agreement	Preamble
Announcing Form 8-K	Section 5.04
Anti-Corruption Laws	Section 3.22(a)
Bylaws	Section 3.05
Certificate of Incorporation	Section 3.03
Closing	Section 2.02
Closing Date	Section 2.02
Common Stock	Recitals
Company	Preamble
Company Board	Section 2.04(a)(vi)
Deerfield Registration Rights Agreement	Recitals
EDGAR system	Section 3.05
FDA	Section 3.18(a)
GAAP	Section 3.06(b)
Government Official	Section 3.22(a)
Investor	Preamble
Investor Party	Section 5.16
Investor Registration Rights Agreement	Recitals
Investors	Preamble
Irrevocable Transfer Agent Instructions	Section 5.06
Legend Removal Date	Section 5.12(c)
Permits	Section 3.18(b)
Placement Agents	Section 4.15
Pre-Funded Warrant	Recitals
Privacy Policies	Section 3.13(b)
Purchase Price	Section 2.01

Term	Section
Related Party	Section 3.22
Required Investors	Section 6.05
Rule 144	Section 5.12(a)
Sanctioned Country	Section 3.22(b)
Sanctions	Section 3.22(b)
Sarbanes-Oxley	Section 3.06(c)
SDN List	Section 3.22(b)
SEC Documents	Section 3.06(a)
Securities	Recitals
Shares	Recitals
Transaction Documents	Section 3.02
Transfer Agent	Section 2.03
Warrant Shares	Recitals

ARTICLE II

PURCHASE AND SALE OF SECURITIES

Section 2.01. Purchase and Sale of Securities. On the Closing Date, the Company shall issue and sell to each Investor, and each Investor severally and not jointly agrees to purchase from the Company, the number of Shares and/or a Pre-Funded Warrant to purchase the number of Warrant Shares set forth opposite such Investor’s name on the Schedule of Investors. The purchase price (the “Purchase Price”) for the Securities at the Closing shall be equal to $13.43 per Share and $13.42 per share of the Company’s common stock underlying each Pre-Funded Warrant, as applicable.

Section 2.02. Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on the date hereof simultaneously with, and contingent upon, the execution and delivery of this Agreement and the other Transaction Documents contemplated to be executed and delivered at the Closing, or on such other day as mutually agreed to by the Company and the Investors (the “Closing Date”). The Closing shall take place remotely by such electronic means as the Company and the Investors may agree.

Section 2.03. Form of Payment; Delivery of Shares and Pre-Funded Warrants. On the Closing Date, (a) each Investor shall pay the applicable Purchase Price to the Company for the Securities to be issued and sold to such Investor on the Closing Date, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, and (b) the Company shall deliver to each Investor (i) a copy of the duly executed irrevocable instructions to Computershare Trust Company, N.A. (the “Transfer Agent”) instructing the Transfer Agent to issue to such Investor or its designee(s), in book-entry form, a number of Shares equal to the aggregate number of Shares that such Investor is purchasing on the Closing Date, and (ii) if applicable, a Pre-Funded Warrant substantially in the form of Exhibit B to this Agreement, registered in such Investor’s name to purchase such number of Warrant Shares underlying such Pre-Funded Warrant to be purchased by such Investor at such Closing.

Section 2.04. Closing Deliverables.

(a) On or prior to the Closing, the Company shall issue, deliver or cause to be delivered to each Investor each of the following:

(i) this Agreement, duly executed by the Company;

(ii) the Registration Rights Agreement, duly executed by the Company;

(iii) if applicable, the Pre-Funded Warrant, duly executed by the Company;

(iv) a legal opinion of counsel to Company in form and substance reasonably satisfactory to the Investors, executed by such counsel and addressed to the Investors;

(v) a certificate executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Section 2.05(b); and

(vi) a certificate of the Secretary of the Company, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company (the “Company Board”) approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities.

(b) On or prior to the Closing, each Investor shall issue, deliver or cause to be delivered to the Company each of the following:

(i) this Agreement, duly executed by such Investor;

(ii) the Registration Rights Agreement, duly executed by such Investor;

(iii) a fully completed and duly executed selling stockholder questionnaire in the form attached as Exhibit B to the Registration Rights Agreement; and

(iv) a fully completed and duly executed copy of the investor representation letter, addressed to the Placement Agents, substantially in the form attached hereto as Exhibit C.

Section 2.05. Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing, unless waived by the Company, are subject to the following conditions being met:

(i) the accuracy in all material respects (or to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Investors contained herein (except that representations and warranties made as of a specific date therein shall be accurate as of such date);

(ii) all obligations, covenants and agreements of each Investor under this Agreement required to be performed at or prior to the Closing Date shall have been performed in all material respects; and

(iii) the delivery by each Investor of the items set forth in Section 2.04(b) of this Agreement.

(b) The respective obligations of an Investor hereunder in connection with the Closing, unless waived by such Investor, are subject to the following conditions being met:

(i) the accuracy in all material respects (or to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (except that representations and warranties made as of a specific date therein shall be accurate as of such date);

(ii) all required approvals, obligations, covenants and agreements of the Company under this Agreement required to be performed at or prior to the Closing Date shall have been performed;

(iii) the Company shall have filed with Nasdaq Global Market a true and complete Notification Form: Listing of Additional Shares covering the Securities;

(iv) the delivery by the Company of the items set forth in Section 2.04(a) of this Agreement;

(v) there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(vi) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the SEC or the Company’s principal Trading Market and, at any time from the date hereof prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Investor, makes it impracticable or inadvisable to purchase the Securities at the Closing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants the following as of the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to each of the Investors:

Section 3.01. Organization and Qualification.

(a) The Company is a corporation and is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own its properties and other assets, and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing in every jurisdiction in which its ownership of property, or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not be reasonably expected to have a Material Adverse Effect.

(b) The Company does not, directly or indirectly own any security or beneficial ownership interest, in any other Person (including through joint venture or partnership agreements), other than any wholly owned Subsidiary. No Subsidiary of the Company owns, directly or indirectly, any security or beneficial ownership interest, in any other Person (including through joint venture or partnership agreements) or have any interest in any other Person, other than any wholly owned Subsidiary. Each of the Company’s Subsidiaries is a corporation, limited liability company, partnership or other entity and is duly organized or formed and validly existing in good standing under the laws of the jurisdiction in which it is incorporated or otherwise organized and has the requisite corporate, partnership, limited liability company or other organizational power and authority to own its properties, and to carry on its business as now being conducted. Each of the Company’s Subsidiaries is duly qualified to do business and is in good standing in every jurisdiction in which its ownership of property, or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not be reasonably expected to have a Material Adverse Effect.

Section 3.02. Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under each of this Agreement, the Pre-Funded Warrants, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined below) and each of the other agreements to which it is a party or by which it is bound and which is entered into by the parties hereto in connection with the transactions contemplated hereby and thereby (collectively, the “Transaction Documents”), and to issue (and reserve for issuance, in the case of the Warrant Shares) and deliver the Securities in accordance with the terms hereof and of the other Transaction Documents. The execution and delivery of the Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby, including the issuance of the Securities, have been duly authorized by the Company Board and no further consent or authorization is required by the Company, its stockholders or the Company Board (including pursuant to the rules of the principal Trading Market). This Agreement and the other Transaction Documents dated of even date herewith have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity.

Section 3.03. Capitalization. The Company is authorized under its Ninth Amended and Restated Certificate of Incorporation, dated as of June 24, 2014, as amended and in effect on the date hereof (the “Certificate of Incorporation”) to issue 115,000,000 shares of Common Stock, of which 15,367,730 shares are issued and outstanding as of the date hereof, and 5,000,000 shares of preferred stock, par value $0.001 per share, of which no shares are issued and outstanding as of the date hereof. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable; none of such shares were issued in violation of any pre-emptive rights; and such shares were issued in compliance in all material respects with applicable state and federal securities law and any rights of third parties. No Person is entitled to preemptive or similar statutory or contractual rights with respect to the issuance by the Company of any securities of the Company, and neither the execution and delivery of this Agreement, nor the issuance of the Securities will trigger any price reset or anti-dilution rights, or otherwise result in the adjustment of any exercise, conversion or exchange price, in respect of any outstanding securities of the Company. Except as set forth in the SEC Documents, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement. Except for the Registration Rights Agreement and as set forth in the SEC Documents, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. Except as provided in the Registration Rights Agreement and as set forth in the SEC Documents, no Person has the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person. The Company is not, and never has been, a “shell company” (as defined in Rule 12b-2 under the 1934 Act) and is not an issuer of a type identified in, or subject to, Rule 144(i)(1) under the 1933 Act. The Company is eligible to register the Shares and the Warrant Shares for resale by the holders thereof on a registration statement on Form S-3 under the 1933 Act. The SEC has never issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1933 Act.

Section 3.04. Issuance of Shares. The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all Liens, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. Upon the due exercise of the Pre-Funded Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable free and clear of all Liens, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Company has reserved a sufficient number of shares of Common Stock for issuance of the Warrant Shares. The issuance by the Company of the Shares is, and upon due exercise of the Pre-Funded Warrants, the issuance of the Warrant Shares will be, in compliance with all applicable federal and state securities laws and exempt from registration under the 1933 Act and applicable state securities laws. Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with any offer or sale of the Securities. The Securities are not being offered in a manner involving a public offering under, or in a distribution in violation of, the 1933 Act or any state securities laws. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the 1933 Act (a “Disqualification Event”) is applicable to the Company or other “covered person” (within the meaning of Regulation D under the 1933 Act), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) is applicable.

Section 3.05. No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the issuance and sale of the Securities in accordance with the provisions hereof and thereof do not (i) conflict with or result in a breach or violation of (a) any of the terms and provisions of, or constitute a default under, the Company’s Certificate of Incorporation, or the Company’s Amended and Restated Bylaws, effective as of June 18, 2014 (the “Bylaws”), both as in effect on the date hereof (true and complete copies of which have been made available to the Investors through the Electronic Data Gathering, Analysis, and Retrieval system (the “EDGAR system”)), or (b) assuming the accuracy of the representations and warranties in Article IV, any applicable statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its assets or properties, or (ii) except for such violations, conflicts or defaults as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, conflict with, or constitute a default (or an event that with or without notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material contract to which the Company or any of its Subsidiaries is a party or by which it is bound.

Section 3.06. SEC Documents; Financial Statements; Sarbanes-Oxley.

(a) Since December 31, 2019, the Company has filed on a timely basis all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934 Act, as amended (the “1934 Act”) (all of the foregoing filed prior to the date this representation is made (including all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein) being hereinafter referred to as the “SEC Documents”). As of their respective dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. None of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has not received any written comments from the SEC staff that have not been resolved to the satisfaction of the SEC staff.

(b) As of their respective dates, the consolidated financial statements of the Company and its Subsidiaries included in the SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods presented.

(c) The Company is in compliance in all material respects with applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder (collectively, “Sarbanes-Oxley”).

Section 3.07. Internal Accounting Controls; Disclosure Controls and Procedures.

(a) The Company maintains a system of internal accounting controls that comply with applicable securities laws and are reasonably designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liability is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences and the interactive data in eXtensible Business Reporting Language incorporated by reference in the SEC Documents is accurate.

(b) (i) The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the 1934 Act), which are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within those entities; (ii) since the end of the Company’s most recent audited fiscal year, there have been no significant deficiencies or material weakness in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; and (iii) the Company is not aware of any change in its internal controls over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

Section 3.08. Absence of Certain Changes. Since December 31, 2020, there has been no event, occurrence or development that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.09. Absence of Litigation. There are no legal, governmental or regulatory investigations, actions, suits or proceedings pending or, to the Company’s Knowledge, threatened to which the Company or any of its Subsidiaries is or to which any property of the Company is subject that, individually or in the aggregate have had or, would reasonably be expected to have, a Material Adverse Effect.

Section 3.10. Acknowledgment Regarding Investor’s Purchase of the Securities. The Company acknowledges and agrees that each of the Investors is acting solely in the capacity of an arm’s length purchaser with respect to the Company in connection with the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that each Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by any of the Investors or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Investor’s purchase of the Securities. The Company further represents to each Investor that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

Section 3.11. No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions of any authority.

Section 3.12. Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any labor union dispute nor, to the Company’s Knowledge, is any such dispute threatened. None of the employees of the Company or any of its Subsidiaries is a member of a union or similar labor organization that relates to such employee’s relationship with the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations relating to employment and employment practices (including, but not limited to Title VII of the Civil Rights Act of 1964, as amended and the Fair Labor Standards Act of 1938, as amended), terms and conditions of employment and wages and hours, except where the failure to be in compliance has not and would not be reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect.

Section 3.13. Intellectual Property Rights.

(a) The Company and its Subsidiaries own or possess adequate rights or licenses to use all Intellectual Property necessary to conduct their respective businesses as now conducted, except where the failure to own or possess such right would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ Intellectual Property has expired, terminated or been abandoned that are necessary or material to the conduct of the Company’s business as now conducted. There is no claim, action or proceeding being made or brought, or to the Company’s Knowledge, being threatened in writing, against the Company or any of its Subsidiaries with respect to or relating to any infringement or misappropriation of the Intellectual Property of any other Person. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their material Intellectual Property. There are no current exclusive rights or licenses granted to any third party with respect to the material Intellectual Property of the Company or its Subsidiaries.

(b) Privacy and Data Security. The Company has complied with all applicable Privacy Laws relating to privacy, security, collection or use of Personal Information of any individuals (including clinical trial participants, patients, patient family members, caregivers or advocates, physicians and other health care professionals, clinical trial investigators, researchers, pharmacists) that interact with the Company in connection with the operation of the Company’s business, except for such non-compliance as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the Company’s Knowledge, the Company has complied with its written and published policies and procedures concerning the privacy, security, collection and use of Personal Information (the “Privacy Policies”), except for such non-compliance as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the Company’s Knowledge, as of the date hereof, no claims have been asserted or threatened against the Company by any Person alleging a violation of Privacy Laws or Privacy Policies.

Section 3.14. Environmental Laws. Each of the Company and its Subsidiaries (a) is in compliance, in all material respects, with all Environmental Laws, (b) holds all material permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business as now being conducted, and (c) is in compliance with all terms and conditions of any such permit, license or approval, except, in the case of each of clauses (a), (b), and (c), as would not reasonably be expected to have a Material Adverse Effect. None of the Company or any of its Subsidiaries has received any written notice of any material noncompliance with any Environmental Laws or the terms and conditions of any material permit, license or approval required under applicable Environmental Laws to conduct the Company’s and its Subsidiaries’ respective businesses as now being conducted.

Section 3.15. Personal Property. The Company and each of its Subsidiaries has good and valid title to all personal property owned by them that is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens (other than Permitted Liens).

Section 3.16. Real Property. None of the Company or any of its Subsidiaries owns any Real Property. All of the Real Property Leases are valid and in full force and effect and are enforceable against the Company or its applicable Subsidiaries and, to the Company’s Knowledge, each other party thereto. Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any other party thereto is in default in any material respect under any of the Real Property Leases and, to the Company’s Knowledge, no event has occurred which with the giving of notice or the passage of time or both would reasonably be expected to constitute a default under, or otherwise give any party the right to terminate, any of such Real Property Leases. No Real Property Lease is subject to termination, modification or acceleration as a result of the transactions contemplated hereby or by the other Transaction Documents.

Section 3.17. Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary for similarly situated companies in the businesses in which the Company and its Subsidiaries are engaged. All material policies of insurance insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect and the Company and its Subsidiaries are in compliance in all material respects with the terms of such policies and instruments. There are no material claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for, and, to the Company’s Knowledge, the Company and its Subsidiaries will be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not be reasonably expected to have a Material Adverse Effect.

Section 3.18. Regulatory Permits and Other Regulatory Matters.

(a) Compliance. Each of the Company and its Subsidiaries is in compliance, in all material respects, with applicable provisions of Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.) and all regulations promulgated thereunder by the United States Food and Drug Administration (the “FDA”), as well as any comparable laws or regulations of any other Governmental Authority that regulates the development, testing, manufacturing, labeling, storage, recordkeeping, promotion, marketing, distribution and sale of drugs and biologics, except as would not reasonably be expected to have a Material Adverse Effect.

(b) Permits. The Company and its Subsidiaries possess all certificates, authorizations, approvals, licenses and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their business as presently conducted (“Permits”), including all Permits required by the FDA or any other Governmental Authority that regulates the development, testing, manufacturing, labeling, storage, recordkeeping, promotion, marketing, distribution and sale of drugs and biologics. Each of the Permits is valid and in full force and effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit, except, in each case, where the failure to hold such Permits or the failure of such Permits to be valid or in full force and effect would not be reasonably expected to have a Material Adverse Effect. The Company and its Subsidiaries are and have been in compliance with the terms of all Permits, except for any non-compliance that has not had, or would not reasonably be expected to have, a Material Adverse Effect.

(c) Studies and Other Preclinical and Clinical Tests. The studies, tests and preclinical and clinical trials conducted by or, to the Company’s Knowledge, on behalf of the Company or any of its Subsidiaries were, and if still pending are, being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to applicable statutory and regulatory requirements, as well as accepted professional, scientific and clinical practice standards; the descriptions of the results of such studies, tests and trials contained in the SEC Documents are accurate and complete, in all material respects; and neither the Company nor any of its Subsidiaries has received any notices or correspondence from the FDA or any foreign, state or local governmental body exercising comparable authority or any institutional review board or comparable authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company or any of its Subsidiaries.

(d) No Exclusion or Debarment. None of the Company, its Subsidiaries or, to the Company’s Knowledge, any of their respective officers, directors, employees, agents or subcontractors (i) has been convicted of any crime or engaged in any conduct which has resulted or could result in exclusion, debarment or disqualification by the FDA or any other Governmental Authority or (ii) has failed to disclose a material fact required to be disclosed to any Governmental Authority, and there are no proceedings pending or threatened against the Company or any of its Subsidiaries that would reasonably be expected to result in criminal or civil liability or exclusion, debarment or disqualification by the FDA or any other Governmental Authority.

Section 3.19. Listing. The Common Stock is listed on the Nasdaq Global Market, and the Company is in compliance with the listing requirements applicable to issuers with securities listed on the Nasdaq Global Market and has taken no action designed to, or which is likely or would reasonably be expected to have the effect of, terminating the registration of the Common Stock under the 1934 Act or delisting the Common Stock from the Nasdaq Global Market. The Company has not received any notification that, and to the Company’s Knowledge, neither the SEC nor the Nasdaq Global Market is contemplating terminating such listing or registration.

Section 3.20. Tax Status. Each of the Company and its Subsidiaries (i) has timely filed all foreign, federal and state income, franchise and all other material Tax Returns required by any jurisdiction to which it is subject, (ii) has paid all Taxes that are material in amount and required to be paid, except those that the Company is contesting by appropriate proceedings and for which the Company has made reserves in the consolidated financial statements of the Company and its Subsidiaries that are adequate in accordance with GAAP, and (iii) has established in the consolidated financial statements of the Company and its Subsidiaries reserves that are adequate in accordance with GAAP for the payment of all material Tax liabilities and deferred Taxes as of the date this representation is made. There are no unpaid Taxes in any material amount claimed in writing to be due by the taxing authority of any jurisdiction. Each of the Company and its Subsidiaries has timely withheld and paid all material Taxes (including sales Taxes) required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or third party. No material Tax audits or administrative or judicial Tax proceedings are being conducted or are pending or threatened in writing with respect to the Company or any of its Subsidiaries.

Section 3.21. Transactions With Affiliates. Except as set forth in the SEC Documents, none of the Company’s or any Subsidiary’s respective officers or directors (each a “Related Party”), nor any Affiliate of any Related Party, is a party to any transaction, contract, agreement, instrument, commitment, understanding or other arrangement or relationship with the Company or any of its Subsidiaries (other than directly for services as an employee, officer or director), whether for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments or consideration to or from any such Related Party.

Section 3.22. Foreign Corrupt Practices and Certain Other Federal Regulations.

(a) Since December 31, 2018, neither the Company nor any of its Subsidiaries, nor to the Company’s Knowledge, any director or officer of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment from corporate funds to any employee, official, representative or other Person acting on behalf of any Governmental Authority, state-owned entity, public international organization, political party or official thereof, or candidate for political office (collectively, “Government Official”); (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other applicable Law or international convention of similar effect concerning bribery or corruption which applies to the Company (collectively, “Anti-Corruption Laws”); or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any Government Official. The Company has in place policies, procedures, and internal controls reasonably designed to ensure compliance with all Anti-Corruption Laws.

(b) The Company and each of its Subsidiaries is, and has been at all times since December 31, 2018, in compliance in all material respects with all economic sanctions laws, all executive orders and implementing regulations as administered by any Sanctions Authority (“Sanctions”). None of the Company nor any of its Subsidiaries or, to the Company’s Knowledge, any of their respective directors or officers: (i) is a Person on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) or similar list maintained by any Sanctions Authority, (ii) is a Person who is otherwise the target of U.S. economic sanctions laws such that a U.S. person cannot deal or otherwise engage in business transactions with such Person, (iii) is a Person organized or resident in a country or territory subject to comprehensive Sanctions (a “Sanctioned Country”), or (iv) is owned or controlled by (including by virtue of such Person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any Person on the SDN List or a government of a Sanctioned Country.

(c) The Company and each of its Subsidiaries is, and has at all times since December 31, 2018 been, in compliance in all material respects with all laws related to terrorism or money laundering including: (i) all applicable requirements of the Currency and Foreign Transactions Reporting Act of 1970 (31 U.S.C. 5311 et. seq. (the Bank Secrecy Act)), as amended by Title III of the Patriot Act, (ii) the Trading with the Enemy Act of 1917, as amended, (iii) that certain Executive Order No. 13224 of September 23, 2001, entitled Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or any other enabling legislation, executive order or regulations issued pursuant or relating thereto, and (iv) other applicable federal or state laws relating to “know your customer” or anti-money laundering rules and regulations. No action, suit or other proceeding by or before any court or Governmental Authority against the Company or any of its Subsidiaries with respect to compliance with such anti-money laundering laws is pending or, to the Company’s Knowledge, threatened.

Section 3.23. Investment Company. The Company is not, and upon the Closing will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

Section 3.24. Manipulation of Prices; Securities. Since December 31, 2018, neither the Company nor any of its Subsidiaries, or any of their respective officers or directors has taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any Subsidiary to facilitate the sale or resale of any of the Securities.

Section 3.25. Brokers and Finders. With the exception of the Placement Agents (as defined below), no Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor. The Company shall be solely responsible for the payment of any such compensation to the Placement Agents.

Section 3.26. DTC Eligibility. The Common Stock is eligible for clearing through DTC through its Deposit/Withdrawal At Custodian (DWAC) system, and the Company is eligible and participating in the Direct Registration System (DRS) of DTC with respect to the Common Stock. The Company’s Transfer Agent is a participant in DTC’s Fast Automated Securities Transfer Program. The Common Stock is not, and has not at any time been, subject to any “chill,” “freeze” or similar restriction with respect to any services of DTC, including the clearing of transactions in shares of the Common Stock through DTC

Section 3.27. No Side Letters. The Company has not entered into any subscription agreement, side letter or similar agreement with any Investor in connection with such Investor’s participation in the transactions contemplated by this Agreement. No Investor is entitled to purchase any Securities on terms that are more favorable to such Investor than any other Investor party hereto (it being acknowledged and agreed that any deviation between the Investor Registration Rights Agreement and the Deerfield Registration Rights Agreement shall not be deemed a breach of the foregoing representation).

Section 3.28. Anti-takeover Provisions. The Company and the Company Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination or other similar anti-takeover provision under the Company’s charter documents or the laws of the State of Delaware that is or could become applicable to any of the Investors as a result of the transactions contemplated by the Transaction Documents and the Company’s fulfilling its obligations with respect thereto, including the Company’s issuance of the Securities and any Investor’s ownership of the Securities. The Company has not adopted a stockholders rights plan (or “poison pill”) or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company (any such plan or arrangement, a “Rights Plan”), and the Company will not have adopted any Rights Plan that in any way interferes with, or otherwise adversely affects, any Investor (or other holder’s) exercise in full of its rights under the Transaction Documents or ownership of all of the Securities or that otherwise affects or applies to any Investor.

Section 3.29. Director by Deputization. The Company acknowledges and agrees that, so long as Jonathan Leff serves on the Company Board each of the Deerfield Funds and their respective Affiliates that beneficially owns (for any purpose of Section 16 of the 1934 Act) any shares of Common Stock (or any derivative securities with respect thereto) shall be and remain, a “director by deputization” for purposes of Section 16 of the 1934 Act, including Rule 16b-3 thereunder and related guidance of the SEC, and the Company agrees not to take any contrary position.

ARTICLE IV

INVESTOR’S REPRESENTATIONS AND WARRANTIES

Each Investor represents and warrants, severally and not jointly, with respect to only itself, as of the date hereof and as of the Closing Date to the Company, that:

Section 4.01. Organization and Qualification. If such Investor is an entity, such Investor is a corporation, limited liability company, partnership or other entity and is duly organized or formed and validly existing in good standing under the laws of the jurisdiction in which it is incorporated or otherwise organized and has the requisite corporate, partnership, limited liability company or other organizational power and authority to own its properties, and to carry on its business as now being conducted.

Section 4.02. Authorization; Enforcement; Validity. If such Investor is an entity, such Investor is a validly existing corporation, partnership, limited liability company or other entity and has the requisite corporate, partnership, limited liability or other organizational power and authority to enter into the transactions contemplated by the Transaction Documents. This Agreement, the Registration Rights Agreement, and each of the Transaction Documents to which such Investor is a party have been duly and validly authorized (as applicable), executed and delivered on behalf of such Investor and are legal, valid and binding agreements of such Investor, enforceable against such Investor in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity.

Section 4.03. Investment Purpose. Such Investor is acquiring the Securities hereunder for its own account and not with a view towards, or for resale in connection with, the public sale or distribution, except pursuant to sales registered under, or exempted from, the registration requirements of the 1933 Act; provided, however, that by making the representations herein, such Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to assign, transfer or otherwise dispose of any of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

Section 4.04. Accredited Investor Status. Such Investor is one of (a) (i) an “accredited investor” as that term is defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the 1933 Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the 1933 Act; (b) an Institutional Account as defined in Financial Industry Regulatory Authority Rule 4512(c); or (c) a sophisticated institutional investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including such Investor’s participation in the transactions contemplated by this Agreement. Such Investor has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Securities and participation in the transactions contemplated by this Agreement (i) have been duly authorized and approved by all necessary action, and (ii) do not and will not violate or constitute a default under its charter, by-laws or other constituent document or under any law, rule, regulation, agreement or other obligation by which it is bound. Such Investor is able to bear the risks associated with its purchase of the Securities, including but not limited to loss of its entire investment.

Section 4.05. Reliance on Exemptions. Such Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the availability of such exemptions.

Section 4.06. Information. Such Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives, nor any of the representations of such Investor contained herein or in any Investor Representation Letter delivered in connection herewith shall modify, amend or affect such Investor’s right to rely on the Company’s representations, warranties, covenants and agreements contained in Article III and elsewhere herein and in the other Transaction Documents. The Investor has received no representation or warranties from the Company, its employees, agents, or attorneys in making this investment decision other than as set forth in Article III. Such Investor can bear the economic risk of a total loss of its investment in the Securities being offered and has such knowledge and experience in business and financial matters so as to enable it to understand the risks of and form an investment decision with respect to its investment in the Securities.

Section 4.07. Independent Investment Decision. Such Investor has independently evaluated the merits of its decision to purchase the Securities pursuant to the Transaction Documents, and such Investor confirms that it has not relied on the advice of any other Investor or any other Investor’s business or legal counsel in making such decision. Such Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Investor in connection with the purchase of the Securities constitutes legal, tax or investment advice. Such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

Section 4.08. No Governmental Review. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

Section 4.09. Restricted Securities. Such Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

Section 4.10. No Conflicts. The execution, delivery and performance by such Investor of the Transaction Documents to which it is a party and the consummation by such Investor of the transactions contemplated thereby will not (a) result in a violation of the organizational documents of such Investor as in effect on the date hereof, or (b) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to perform its obligations hereunder.

Section 4.11. Residency. Such Investor’s residence (if an individual) or offices in which its investment decision with respect to the Securities was made (if an entity) are located at the address immediately below Investor’s name on its signature page.

Section 4.12. Acquiring Person. Except as set forth in such Investor’s Selling Investor Questionnaire (as defined in the Registration Rights Agreement), such Investor does not beneficially own (as determined pursuant to Rule 13d-3 under the 1934 Act), any securities of the Company, except for securities that may be beneficially owned by employee benefit plans of the Investor.

Section 4.13. Placement Agents. Such Investor hereby acknowledges and agrees that (a) Morgan Stanley & Co. LLC, Guggenheim Securities, LLC, and William Blair & Company, L.L.C. (collectively, the “Lead Placement Agents”) and JMP Securities LLC (the “Co-Placement Agent” and, together with the Lead Placement Agents, the “Placement Agents”) are acting as co-placement agents in connection with the execution, delivery and performance of the Transaction Documents and are not acting as an underwriter or in any other capacity and are not and shall not be construed as a fiduciary for such Investor, the Company or any other person or entity in connection with the execution, delivery and performance of the Transaction Documents, (b) the Placement Agents have not made and will not make any representation or warranty, whether express or implied, of any kind or character and have not provided any advice or recommendation in connection with the execution, delivery and performance of the Transaction Documents, (c) the Placement Agents will not have any responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the execution, delivery and performance of the Transaction Documents, or the execution, legality, validity or enforceability (with respect to any person) thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company, and (d) the Placement Agents will not have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by such Investor, the Company or any other person or entity), whether in contract, tort or otherwise, to such Investor, or to any person claiming through it, in respect of the execution, delivery and performance of the Transaction Documents.

ARTICLE V

COVENANTS

Section 5.01. Blue Sky. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Investors at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

Section 5.02. Use of Proceeds. The Company will use the proceeds from the sale of the Securities (a) first to pay expenses related to the sale of the Securities, and (b) thereafter for research and development of the Company’s product candidates, working capital and general corporate purposes.

Section 5.03. Expenses. At the Closing, the Company and the Investors shall each pay all of their own legal, due diligence and other expenses, including fees and expenses of attorneys, investigative and other consultants and travel costs and all other expenses, relating to negotiating and preparing the Transaction Documents and consummating the transactions contemplated hereby and thereby. The Company shall pay all Transfer Agent fees incurred in connection with the sale and issuance of the Securities to the Investors.

Section 5.04. Disclosure of Transactions and Other Material Information. The Company shall, by 9:00 a.m. (New York City time) on the first (1st) Trading Day immediately following the Closing Date, (i) issue a press release disclosing the material terms of the transactions contemplated hereby and (ii) file a Current Report on Form 8-K including a form of each of the Transaction Documents as exhibits thereto. The Company and each Investor shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Investor shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Investor, or without the prior consent of each Investor, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed (unless such consent relates to the use of such Investor’s name in such press release), except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication, provided, however, that neither the Investors nor any of their respective Affiliates shall be obligated to provide such notice in respect of any filings made pursuant to Section 16 or Section 13 under the 1934 Act or the rules and regulations of the SEC promulgated thereunder. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the SEC or any regulatory agency or Trading Market, without the prior written consent of such Investor, except: (a) as required by federal securities Laws in connection with the filing of final Transaction Documents with the SEC and any registration statement contemplated by the Registration Rights Agreement, and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Investors with prior notice of such disclosure permitted under this clause (b). The Company confirms that, following the filing of the Form 8-K announcing the pricing of the offering (the “Announcing Form 8-K”), no

Investor will be deemed to be in possession of material non-public information concerning the Company received prior to the filing of the Announcing Form 8-K. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents to not, provide any Investor with any material non-public information regarding the Company or any of its Subsidiaries from and after the filing of the Announcing Form 8-K with the SEC without the express prior written consent of such Investor, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information; provided, however, that the foregoing prohibition shall not apply to the provision of information, to any officer or director of the Company, in his or her capacity as such (“Board Information”), whether or not such officer or director of the Company also is a director, officer or employee of or advisor to an Investor or the investment manager of any Investor. The Company understands, acknowledges and agrees that (a) the Investors, their Affiliates and Persons acting on their behalf will rely on the provisions of this Section 5.04 in effecting transactions in the Securities and other securities of the Company and of other Persons, and (b) notwithstanding anything to the contrary contained herein or in any other Transaction Document, except with respect to Board Information, no Investor (nor any of such Investor’s Affiliates, attorneys, agents or representatives) shall have any duty of trust or confidence to the Company with respect to, or any obligation not to trade in any securities while aware of, any material non-public information (i) provided by, or on behalf of, the Company, any of its Affiliates or any of its officers, directors (or equivalent persons), employees, attorneys, agents or representatives in violation of any of the representations, covenants, provisions or agreements set forth in this Section 5.04 or (ii) otherwise possessed (or continued to be possessed) by any Investor (or any Affiliate, agent or representative thereof) as a result of any breach or violation of any representation, covenant, provision or agreement set forth in this Section 5.04, provided that each Investor shall remain subject to applicable law.

Section 5.05. Patriot Act, Investor Secrecy Act and Office of Foreign Assets Control. As required by federal law and each Investor’s policies and practices, each Investor may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services, and, from the date of this Agreement until the end of the Effectiveness Period (as defined in the Registration Rights Agreement), the Company agrees to, and shall cause each of its Subsidiaries to, reasonably cooperate with such Investor provide such information to each Investor.

Section 5.06. Irrevocable Transfer Agent Instructions. The Company shall issue irrevocable instructions to the Transfer Agent for the Common Stock in customary form instructing the Transfer Agent (the “Irrevocable Transfer Agent Instructions”), and any subsequent transfer agent, to credit shares to the applicable balance accounts at the DTC, registered in the name of each holder of Pre-Funded Warrants or such holder’s nominee(s), for the Warrant Shares in such amounts as specified from time to time by each such holder to the Company upon issuance of the Warrant Shares pursuant to the exercise of the Pre-Funded Warrant. The Company covenants and agrees that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5.06 and stop transfer instructions to give effect to the provisions of this Section 5.06 will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement.

Section 5.07. Regulation M. The Company represents, warrants, covenants and agrees that neither the Company, nor any of its Subsidiaries or Affiliates, has taken or shall take any action prohibited by Regulation M under the 1934 Act, in connection with the offer, sale and delivery of the Securities contemplated hereby.

Section 5.08. No Integrated Offering. Neither the Company nor any its Subsidiaries or Affiliates or any Person acting on the behalf of any of the foregoing, shall, directly or indirectly, make any offers or sales of any security or solicit any offers to purchase any security, under any circumstances that would require registration of any of the Securities under the 1933 Act or require stockholder approval of the issuance of any of the Securities.

Section 5.09. Reservation of Common Stock. The Company shall reserve for issuance a number of shares of Common Stock at least equal to the aggregate number of shares of Common Stock necessary to effect the issuance of the Warrant Shares pursuant to the terms of the Pre-Funded Warrant for so long as such Pre-Funded Warrants remain outstanding (assuming the exercise thereof for cash, and without regard to any limitation on the exercise thereof).

Section 5.10. Listing. The Company will use commercially reasonable efforts to continue the listing and trading of the Common Stock on the Nasdaq Global Market or other national securities exchange and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or the rules of such market or exchange, as applicable. The Company will use commercially reasonable efforts to maintain the eligibility of the Common Stock for electronic transfer through DTC or any successor clearing corporation.

Section 5.11. Transfer Taxes. The Company shall be responsible for any liability with respect to any transfer, stamp or similar non-income Taxes that may be payable in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents, including any such Taxes with respect to the issuance of the Securities.

Section 5.12. Transfer Restrictions.

(a) Compliance with Laws. Notwithstanding any other provision of this Article V, each Investor covenants and agrees that the Securities may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the 1933 Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act, and in compliance with any applicable U.S. state and federal securities laws. In connection with any transfer of the Securities other than (i) pursuant to an effective registration statement, (ii) to the Company, or (iii) pursuant to Rule 144 promulgated by the SEC under the 1933 Act (“Rule 144”) (provided that the Investor provides the Company with reasonable assurances (in the form of seller and, if applicable, broker representation letters) that the Securities may be sold pursuant to such rule) or (iv) in connection with a bona fide pledge as contemplated in Section 5.12(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the 1933 Act. As a condition of any such transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights of an Investor under this Agreement and the Registration Rights Agreement with respect to such transferred Securities.

(b) Legend. The Investors understands that, unless provided otherwise in this Agreement, a Pre-Funded Warrant, any of the Shares and Warrant Shares, whether certificated or in book-entry form, will be endorsed with the following legend (and no other legend):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE TO WHICH THIS CONFIRMATION RELATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED (OTHER THAN IN THE ORDINARY COURSE OF BUSINESS AS PART OF MARGIN OR PRIME BROKERAGE ARRANGEMENTS), HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THE COMPANY AND THE DEPOSITARY SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND THE DEPOSITARY THAT SUCH REGISTRATION IS NOT REQUIRED.

An Investor may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the 1933 Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Investor may transfer pledged or secured Securities to the pledgees or secured parties in compliance with applicable law. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the applicable Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

(c) Removal of Legend. Notwithstanding Section 5.12(b), upon the written request of an Investor, the legend set forth in Section 5.12(b) hereof may be removed from the Shares or Warrant Shares held by such Investor (i) while a registration statement covering the resale of such security is effective under the 1933 Act, (ii) following any sale of such Shares or Warrant Shares pursuant to Rule 144, (iii) if such Shares or Warrant Shares are eligible for sale under Rule 144 without the requirement to be in compliance with Rule 144(c)(1), or (iv) if such legend is not required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the staff of the SEC), subject in the case of clauses (ii), (iii) and (iv) to receipt from the Investor by the Company and the Transfer Agent of customary representations reasonably acceptable to the Company and the Transfer Agent in connection with such request. Upon such request, the Company shall (A) deliver to the Transfer Agent irrevocable instructions to the Transfer Agent to remove the legend, and (B) cause its counsel to deliver to the Transfer Agent one or more legal opinions to the effect that the removal of such legend in such circumstances may be effected under the 1933 Act if required by the Transfer Agent to effect the removal of the legend in accordance with the provisions of this Agreement. If all or any portion of a Pre-Funded Warrant is exercised and (i) a registration statement covering the resale of such security is then effective under the 1933 Act, (ii) the Warrant Shares issuable upon such exercise are then eligible for sale under Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), or (iii) if a legend is not required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the staff of the SEC), then such Warrant Shares shall be issued free of all legends, subject in the case of clauses (ii) and (iii) to receipt from the Investor by the Company and the Transfer Agent of customary representations reasonably acceptable to the Company and the Transfer Agent in connection therewith. The Company agrees that following such time as such legend is no longer required under this Section 5.12(c), it will, no later than two (2) Trading Days following the delivery by an Investor to the Company or the Transfer Agent of a certificate representing the Shares or Warrant Shares, as applicable, issued with a restrictive legend (such second Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Investor a certificate representing such shares that is free from all restrictive and other legends.

(d) Conflicts with Pre-Funded Warrants. In the event of any conflict between the provisions of this Section 5.12 and the provisions of the Pre-Funded Warrants, the terms of the Pre-Funded Warrants shall prevail.

Section 5.13. Further Instruments and Acts. From the date hereof, the Company and each of the Investors will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Agreement and the other Transaction Documents and the communication of the transactions contemplated hereby and thereby.

Section 5.14. Public Information. At any time during the period commencing on the Closing Date and ending at such time that all of the Shares and Warrant Shares of an Investor, if a registration statement is not available for the resale of all of the Shares and Warrant Shares of an Investor, may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), the Company covenants to timely file on the applicable deadline all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, and will take all reasonable action under its Control to ensure that adequate public information with respect to the Company, as required in accordance with Rule 144 of the 1933 Act, is publicly available, and will not terminate its status as an issuer required to file reports under the 1934 Act, even if the 1934 Act or the rules and regulations thereunder would permit such termination.

Section 5.15. Equal Treatment of Investors. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Investor by the Company and negotiated separately by each Investor, and is intended for the Company to treat the Investors as a class and shall not in any way be construed as the Investors acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

Section 5.16. Indemnification of Purchasers. Subject to the provisions of this Section 5.16, the Company will indemnify, defend and hold each Investor and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Investor (within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Investor Party”) harmless from, and shall reimburse each Investor Party for, any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees, costs of investigation, costs of participation (including as a deponent or witness) that any such Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Investor Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Investor Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Investor Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Investor Party may have with any such stockholder or any violations by such Investor Party of securities laws or any conduct by such Investor Party which constitutes fraud, gross negligence, willful misconduct or malfeasance, in each case, as finally determined by a non-appealable judgment of a court of competent jurisdiction). If any action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall promptly notify the Company in writing (provided that the failure to give prompt notice shall not impair any Investor Party’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party in defending such claim), and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Investor Party. Notwithstanding anything to the contrary contained herein, the Company shall not, without the prior written consent of each Investor Party entitled to indemnification, consent to entry of any judgment or enter into any settlement or other compromise with respect to any claim in respect of which indemnification or contribution may be or has been sought hereunder which does not include as an unconditional term thereof the giving by the claimant or plaintiff to each Investor Party entitled to indemnification of a full release from all liability with respect to such claim or which includes any admission as to fault or culpability or failure to act on the part of any indemnified Investor Party. Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Investor Party except to the extent that (i) the employment thereof at the Company’s expense has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such Investor Party’s counsel, a material conflict on any material issue between the position of the Company and the position of such Investor Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel, together with local counsel, for all Investor Parties. The Company will not be liable to any Investor Party under this Agreement for any settlement by an Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed; or to the extent, but only to the extent that a loss, claim, damage or liability is attributable to (A) any Investor Party’s breach of any of the representations, warranties, covenants or agreements made by such Investor Party in this Agreement or in the other Transaction Documents or (B) any conduct by such Investor Party which constitutes gross negligence, willful misconduct or malfeasance. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Investor Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

Section 5.17. Section 16 Matters. Prior to the Closing Date, the Company shall take such steps as may be permitted to cause the transactions contemplated hereby, including any related acquisition (or deemed acquisition) from the Company, or disposition (or deemed disposition) to the Company, of Pre-Funded Warrants or Securities (or, in each case, derivative securities relating thereto) by each of the Deerfield Funds and their respective Affiliates, and by each other individual who is or will be subject to the reporting requirements of Section 16(a) of the 1934 Act with respect to either Deerfield Fund’s participation in the transactions contemplated by this Agreement, to be exempt from Section 16(b) of the 1934 Act pursuant to Rule 16b-3 thereunder (if and to the extent any such transaction, acquisition (or deemed acquisition) or disposition (or deemed disposition) would otherwise be subject to Section 16(b) of the 1934 Act), in a manner reasonably acceptable to each of the Deerfield Funds, and prior to the Closing shall provide to each of the Deerfield Funds copies of resolutions of the Company Board (in a form reasonably acceptable to such Investor) approving such transactions for purposes thereof, certified by the Secretary of the Company.

ARTICLE VI

GOVERNING LAW; MISCELLANEOUS

Section 6.01. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 6.02. Termination. Each Investor’s obligation to purchase Securities hereunder shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof upon (i) the fifth trading day following the date of this Agreement to the extent the Closing has not yet occurred unless otherwise waived by an Investor with respect to their obligations hereunder, or (ii) the mutual written agreement of the Company and all of the Investors to terminate this Agreement; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach.

Section 6.03. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

Section 6.04. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

Section 6.05. Entire Agreement; Amendments; Waivers. This Agreement, together with the other Transaction Documents, supersedes all other prior oral or written agreements among each Investor, the Company and its Subsidiaries, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties hereto with respect to the matters covered herein and therein. No provision of this Agreement may be waived, modified, supplemented or amended other than by an instrument in writing signed by (i) the Company and (ii) the Investor to which such amendment relates, provided, that the Company shall not enter into any amendment, modification or waiver that provides an Investor with more favorable terms without first offering to enter into the same amendment, modification or waiver with each other Investor. No failure or delay on the part of a party in either exercising or enforcing any right under this Agreement shall operate as a waiver of, or impair, any such right. No single or partial exercise or enforcement of any such right shall preclude any other or further exercise or enforcement thereof or the exercise or enforcement of any other right. No waiver of any such right shall be deemed a waiver of any other right. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered upon receipt, when delivered personally or by a nationally recognized overnight delivery service or by electronic transmission (including e-mail, provided that notice shall not be considered given if the sender receives an automatic system-generated response that such e-mail was undeliverable), in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company:

Larimar Therapeutics, Inc.

Three Bala Plaza East, Suite 506,

Bala Cynwyd, PA 19004

Attention: Michael Celano.

Email: Mcelano@larimartx.com

With copy (which shall not constitute notice) to:

Troutman Pepper Hamilton Sanders LLP

3000 Two Logan Square

Philadelphia, PA 19103-2799

Attention: Rachael M. Bushey and Jennifer Porter

Email: Rachael.Bushey@troutman.com; Jennifer.porter@troutman.com

If to an Investor, to it at the address set forth under such Investor’s name (with copies to the persons and at the address set forth under such Investor’s name) on its signature page hereto, or, in the case of an Investor or any other party named above, at such other address or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication; (B) provided by affidavit of personal delivery by a delivery service selected by the Company; or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, deposit with a nationally recognized overnight delivery service or electronic transmission.

Section 6.06. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including any purchasers of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Investors. The Schedule of Investors attached hereto shall be updated to reflect the information with respect to such transferee, designee or assignee.

Section 6.07. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as provided in Section 5.16 with respect to Investor Parties.

Section 6.08. Survival. The representations and warranties of the Company and the Investors contained in Articles III and IV, and the agreements and covenants set forth in Article V and this Article VI, shall survive the Closing. Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

Section 6.09. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 6.10. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties thereto express their mutual intent, and no rules of strict construction will be applied against any party.

Section 6.11. Remedies. The parties hereto agree that (i) irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and (ii) money damages or other legal remedies would not be an adequate remedy for any such harm. Each Investor and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies that such Investors and holders have been granted at any time under any other agreement or contract and all of the rights that such Investors and holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security or proving actual damages), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

Section 6.12. Payment Set Aside. To the extent that the Company or any of its Subsidiaries makes a payment or payments to any Investor hereunder or under any of the other Transaction Documents or any Investor enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company or such Subsidiary, by a trustee, receiver or any other Person under any law (including any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 6.13. Independent Nature of Investors. The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor hereunder. Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder. The decision of each Investor to purchase the Securities pursuant to this Agreement has been made by such Investor independently of any other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries which may have been made or given by any other Investor or by any agent or employee of any other Investor, and no Investor or any of its agents or employees shall have any liability to any other Investor (or any other Person or entity) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein, and no action taken by any Investor pursuant hereto or thereto (including an Investor’s purchase of

Securities at the Closing at the same time as any other Investor or Investors), shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Each Investor shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement and the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. Each Investor has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents.

Section 6.14. Interpretative Matters. Unless the context otherwise requires, (a) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Agreement, (b) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (c) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (d) the use of the word “including” in this Agreement shall be by way of example rather than limitation, and (e) the word “or” shall not be exclusive. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or any of the other Transaction Documents in connection with the transactions contemplated hereby or thereby shall be deemed to be representations and warranties by the Company, as if made by the Company pursuant to Article III hereof, as of the date of such certificate or instrument.

Section 6.15. Counterparts; Execution. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party. A PDF or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by e-mail or other electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered legal, valid, binding and effective for all purposes. The parties hereto hereby agree that no party shall raise the execution of a PDF or other reproduction of this Agreement, or the fact that any signature or document was transmitted or communicated by e-mail or other electronic transmission device, as a defense to the formation of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Investors and the Company have caused this Securities Purchase Agreement to be executed as of the date first written above.

COMPANY:

LARIMAR THERAPEUTICS, INC.

By:	/s/ Carole Ben-Maimon, M.D.
Name: Carole Ben-Maimon, M.D.
Title: President and Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

SCHEDULE OF INVESTORS

EXHIBIT A-1

Form of Investor Registration Rights Agreement

EXHIBIT A-2

Form of Deerfield Registration Rights Agreement

EXHIBIT B

Form of Pre-Funded Warrant

EXHIBIT C

Investor Representation Letter